B Y - L A W S

                                       OF

                        HORIZON ENERGY DEVELOPMENT, INC.


                                   ARTICLE I
                            Meetings of Shareholders


                         Section 1.    Annual Meeting.  The annual meeting of
the shareholders shall be held each year at a time and place to be designated by the President of the Corporation.
                         Section 2.    Special Meetings.  Special Meetings of
shareholders may be called at any time by a majority of the Directors, the President of the Corporation or the holders of not less than 25 percent of all of the shares entitled to vote at a meeting.
                         Section 3.    Notice.  The Secretary shall give written
notice, personally or by mail, to all shareholders of record of the holding of any regular or special meeting of shareholders. Notice shall be given personally or by first class mail not fewer than ten nor more than fifty days prior to the date of the meeting or by third-class mail not fewer than twenty-four nor more than fifty days prior to the date of the meeting. No notice shall be required in the case of any shareholder who waives the same in writing or attends the meeting without protesting prior to its conclusion the lack of notice. Notice of a special meeting shall state the purpose for which the meeting is called.


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                         Section 4.    Quorum and Vote.  The presence in person
or by proxy of holders of the majority of outstanding stock entitled to vote shall be necessary to constitute a quorum. The affirmative vote of a majority of the votes cast at a meeting shall be the act of the shareholders, provided that a quorum is present at such meeting and that the vote of a greater or lesser number of shares is not required by law or by the certificate of incorporation.
                         Section 5.    Adjourned Meetings.  In case a quorum
shall not be present at any duly called meeting, the majority of those present may adjourn the meeting from time to time not exceeding thirty days at any one time until a quorum shall be present and the business of the meeting accomplished; and of such adjourned meeting, no notice need be given except as required by law.
                         Section 6.    Written Consent of Shareholders.
Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE II
                                   Directors

                         Section 1.    Number.  The number of Directors of the
Corporation shall be such number, but not less than three, as is fixed from time to time by the Board of Directors by vote of a majority of the entire Board, except that when there are fewer than three shareholders the number of Directors may be less than three but not less than the number of shareholders.

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The "entire Board" means the total  number of  Directors  the  Corporation would have if there were no vacancies. Until further action by the Board of Directors, the number of Directors shall be one.
                         Section 2.    Election.  The Directors shall be chosen
at the annual shareholders' meeting by a plurality of the votes cast, and each of such Directors shall serve until the next annual meeting of shareholders and until such Director's successor has been elected and qualified. Any vacancy occurring in the Board of Directors by reason of death, resignation, removal (with or without cause) or disqualification of a Director or increase in the number of Directors, or for any other reason, shall be filled by a majority of the Directors remaining; and such Director shall serve until the next annual meeting of shareholders and until such Director's successor is elected. A Director need not be a shareholder. The Directors may elect from their number a Chairman.
                         Section 3.    Quorum.  A majority of the entire Board
of Directors shall be necessary to constitute a quorum unless the number of Directors in office is less than a quorum, in which event any newly created directorship and any vacancy may be filled by the affirmative vote of one of the Directors then in office.
                         Section 4.    Meetings.  Meetings of the Board of
Directors will be held upon the call of and at such times and places as are designated by the President or the Secretary; and such call shall be issued whenever requested in writing by any two Directors. Meetings may be held outside the State of New York. Notice of each meeting shall be by telegram or by any

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written  communication,  but no notice shall be required in the case of any
Director who waives the same or attends the meeting. If such notice is served personally or by telegram, it must be so served not less than two days prior to the meeting; and, if mailed, it must be mailed not less than five days prior to the meeting.
                                       Any one or more members of the Board or
any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
                         Section 5.    Written Consent of Directors.  Any action
required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of the committee consent in writing to the adoption of the resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceeding of the Board or committee.
                         Section 6.    Removal of Directors.  Any Director may
be removed with or without cause at any time by the vote of shareholders holding a majority of shares entitled to vote thereon at a meeting of shareholders.
                         Section 7.    Committees of the Board.  The Board of
Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees,

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each consisting of three or more Directors and each of which, to the extent provided in such resolution and not prohibited by law, shall have the authority of the Board. Each such committee shall serve at the pleasure of the Board. The necessary notice of meetings of each such committee, and procedure thereat, shall be in accordance with the resolution appointing the same or, if not so provided, as determined by each such committee itself.

                                  ARTICLE III
                             Procedure at Meetings

                         The order of business and all other matters of
procedure at any meeting of shareholders or Directors, unless determined at the meeting itself by majority vote, shall be determined by the person presiding, who shall be the President or, in his absence, such other officer of Director as shall be chosen by a majority vote at such meeting.

                                   ARTICLE IV
                                    Officers

                         Section 1.    Election.  The Corporation shall have
such officers as the Board of Directors may elect, which may include a President, Vice President, Secretary, Treasurer, and such other officers as the Board of Directors shall deem appropriate. Such officers shall serve at the pleasure of the Directors and shall receive compensation to be determined by the Board.
                         Section 2.    President.  The President shall be the
chief executive officer of the Corporation. The President shall have supervision and control of the management of the business of the Corporation,

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shall  have  authority  to  fix   compensation  of  all  employees  of  the
Corporation other than the officers, shall be generally in charge of all the affairs of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.
                         Section 3.    Vice President.  The Vice President or,
if more than one, the Vice Presidents in the order determined by the Board, in the absence or incapacity of the President, shall perform the duties of that officer; and shall perform such duties as the Board and the President may from time to time prescribe.
                         Section 4.    Secretary.  The Secretary shall have
custody of the minutes of the Corporation, have charge of the certificate book and shall perform the other duties customarily performed by the Secretary of a corporation.
                         Section 5.    Treasurer.  The Treasurer shall maintain
the financial records of the Corporation and perform the other duties customarily performed by the Treasurer of a corporation.

                                   ARTICLE V
                   Indemnification of Directors and Officers

                         Section 1.    Indemnification.  The Corporation shall
indemnify to the broadest and maximum extent permitted by the New York Business Corporation Law, as the same exists on the date of the adoption of this Article or to the greater extent permitted by any amendment of that Law (the intent being to provide the greatest of those indemnification rights permitted by that Law at any time from the time of the act or omission through the final

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disposition of the action) any person  ("Indemnitee") made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving such other enterprise at the request of the Corporation; provided, however, that the Corporation shall provide indemnification in connection with any such action or proceeding initiated by an Indemnitee only if such action or proceeding was authorized by the Board of Directors.
                        Section 2. Advances. Expenses incurred by any Indemnitee in defending an action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of an Indemnitee to repay the expenses so advanced by the Corporation to the extent they exceed the indemnification to which the Indemnitee is entitled. Unless otherwise required by law, such Indemnitee shall not be required as a condition of obtaining advancement of expenses hereunder to show that the Indemnitee has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.
                         Section 3.    Inurement.  The rights of indemnification
and advancement of expenses provided for in this Article shall inure to

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the benefit of the Indemnitee's legal representatives, heirs and distributees.
                         Section 4.    Insurance.  The Board of Directors of the
Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance to indemnify itself for any obligation which it incurs as a result of the indemnification of any Indemnitee or to indemnify any Indemnitee to the fullest extent permitted by law.
                         Section 5.    Interpretation.  To the extent permitted
under applicable law, the rights of indemnification and advancement of expenses provided in this Article (a) shall be available with respect to events occurring prior to the adoption of this Article, (b) shall continue to exist after any rescission or restrictive amendment of this Article with respect to events occurring prior to such rescission or amendment, (c) shall be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding or, at the sole discretion of the Indemnitee (or, if applicable, at the sole discretion of the heirs, distributees or legal representatives of such Indemnitee seeking such rights), on the basis of applicable law in effect at the time such rights are claimed and (d) shall be in the nature of contract rights that may be enforced in any court of competent jurisdiction as if the Corporation and the Indemnitee were parties to a separate written agreement.
                         Section 6.    Other Rights.  The rights of
indemnification and advancement of expenses provided in this Article shall not

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be deemed  exclusive of any other rights to which any  Indemnitee  or other person may now or hereafter be otherwise entitled, whether contained in the Certificate of Incorporation, these By-Laws, a resolution of the Board of Directors or an agreement providing for such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and advancement of expenses provided in this Article shall not deemed exclusive of any rights, pursuant to statute or otherwise, of any Indemnitee or other person in any action or proceeding to have assessed or allowed in his or her favor, against the Corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof. Section 7. Notice to Shareholders. If any action with respect to indemnification of Directors and officers is taken by way of payment of indemnification, amendment of these By-Laws, resolution of Directors or by agreement, then the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months form the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of Directors a statement specifying the action taken. Section 8. Severability. If this Article or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article shall remain fully enforceable.

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                                   ARTICLE VI
                            Certificates for Shares

                         Section 1.    General Requirements.  Certificates
representing shares or fractions of a share of the Corporation shall be bound in a book, shall be numbered and issued in consecutive order, shall be signed by the Chairman of the Board of Directors, President or Vice President and the Secretary or Treasurer, under the Corporation's seal; and in the stub of each certificate shall be entered the name of the person owning the shares represented thereby, the number of such shares and the date of issue. All certificates exchanged or returned to the Corporation shall be marked cancelled, with the date of cancellation, by the Secretary, and shall be immediately attached to the stubs in the certificate books from which they were detached when issued.
                         Section 2.    Lost Certificates.  The Board of
Directors may direct a new share certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed or wrongfully taken. As a condition of authorizing such issue of a new certificate, the Board of Directors may, in its discretion, require the owner of such lost, destroyed or wrongfully taken certificate, or the owner's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken.

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                                 ARTICLE VII
                                 Amendments
                         These By-Laws and any hereafter  adopted may be added
to, amended, altered or repealed by a majority of the votes cast at a duly held meeting of shareholders by the holders of shares entitled to vote thereto. Subject to any restrictions imposed by shareholders, these By-Laws and any hereafter adopted may be added to, amended, altered or repealed by a vote of the majority of the Directors present at any duly held meeting.